                                                                EXHIBIT 10.27.1

                               DATED 30 JUNE 2000

                      INDUSTRIAL PROPERTY INVESTMENT FUND

                              UNIFORM TUBES-EUROPE




                                     LEASE

                                       OF

                       UNIT E1, BROOKSIDE BUSINESS PARK,
                             GREENGATE, CHADDERTON




                                                              [MACFARLANES LOGO]
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                                    CONTENTS


CLAUSE                                                           PAGE
         1        Definitions and interpretation                   1
         2        Demise                                           6
         3        Rents                                            6
         4        Tenant's covenants                               8
         5        Landlord's covenants                            20
         6        Insurance                                       20
         7        General provisions                              24
         8        Surety                                          26


SCHEDULES

         1        The Premises
         2        Rights Granted
         3        Rights excepted and reserved
         4        Incumbrances
         5        Rent Review
         6        Service Charge
         7        Surety

                                    SUMMARY


Premises                   :        Unit E1, Brookside Business Park, Greengate,
                                    Chadderton

Landlord                   :        Industrial Property Investment Fund

Tenant                     :        Uniform Tubes-Europe

Date of lease              :        30 June 2000

Term                       :        A term of years commencing on the Term
                                    Commencement Date and expiring 23 July 2018

Term Commencement Date     :        30 June 2000

Initial rent               :        Fifteen Thousand Pounds (L.15,000)

Rent Commencement Date     :        30 July 2000

Review Dates:              :        24 July in the years 2003, 2008 and 2013

Permitted Use              :        uses within Classes B1(c), B2 or B8 of the
                                    Schedule to the Town and Country Planning
                                    (Use Classes) Order 1987 (as enacted at the date of this Lease).

[STAMP]
                                     LEASE

DATE     30 June 2000

PARTIES


1 INDUSTRIAL PROPERTY INVESTMENT FUND ACTING BY ITS GENERAL PARTNER LEGAL & GENERAL PROPERTY PARTNERS (INDUSTRIAL FUND) LIMITED (Registered No. 03431928) having its registered office at Temple Court, 11 Queen Victoria Street, London EC4N 4TP ("the Landlord").

2 UNIFORM TUBES-EUROPE (Registered No. FC017476) of Unit E3 Brookside Business Park, Greengate, Chedderton, Manchester M24 1GS ("the Tenant").


THIS DEED WITNESSES


1        DEFINITIONS AND INTERPRETATION

         1.1 In this Lease and in the Schedules the following words and expressions shall have the following meanings unless the context requires otherwise:-

                  THE 1954 ACT: the Landlord and Tenant Act 1954;

                  THE 1995 ACT: the Landlord and Tenant (Covenants) Act 1995;

                  THE CAR PARKING SPACES: the car parking spaces shown edged red and coloured brown on the Plan;

                  THE COMMON PARTS: any part or parts of the Estate available for use in common by the Landlord and all other owners/occupiers of the units on the Estate including (without prejudice to the generality of the foregoing) roads, hard standing, parking and landscaped areas, footpaths, lighting equipment, Conducting Media and signs;

                  THE CONDUCTING MEDIA: any existing or future media for the passages of substances or energy and any ancillary apparatus attached to them and any enclosure for them not exclusively serving any premises demised or to be demised to other owners/occupiers of the units on the Estate;

                  THE ESTATE: the land situate at Brookside Business Park, Greengate, Chadderton shown edged blue on the Plan;

                  THE INDEPENDENT SURVEYOR: a surveyor appointed by agreement between the parties or, in the absence of agreement, appointed on the request of either party by the President for the time being of the Royal Institution of Chartered Surveyors;

                  THE INSURED RISKS: fire, storm, tempest, flood, earthquake, lightning, explosion, impact, aircraft (other than hostile aircraft) and other aerial devices and articles dropped from them, riot, civil commotion, malicious damage, subsidence, terrorism and bursting or overflowing of watertanks, apparatus and pipes (but excluding any risks in respect of which from time to time insurance is not available in the normal market at a reasonable premium);

                  THE LANDLORD: the party so described at the head of this Lease and, where the context so admits, the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

                  OUTGOINGS: all existing and future rates, taxes, duties, charges, assessments, charges for gas, electricity, telephone and other services and outgoings whatsoever (whether or not of a capital or non-recurring nature);

                  THE PERMITTED USE: the permitted use specified in the summary;

                  THE PLANNING LEGISLATION: the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

                  THE PREMISES: the property demised by this Lease and described in Schedule 1;



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                  THE PRESCRIBED RATE: the rate of 3 per cent per annum above the base rate of The Royal Bank of Scotland plc;

                  THE PRESIDENT: the President for the time being of the Royal Institution of Chartered Surveyors;

                  RENTS: the rents reserved by Clause 3;

                  THE RENT COMMENCEMENT DATE: the date specified in the summary;

                  REVIEW DATE: the dates specified in the summary;

                  THE SERVICE CHARGE: the total cost to the Landlord in any Service Charge Year of the items specified in Part 3 of
                  Schedule 6;

                  THE SERVICE CHARGE PERCENTAGE: such percentage as shall be determined in accordance with paragraph 4 of Part 1 of
                  Schedule 6;

                  THE SERVICE CHARGE RENT: the Service Charge Percentage of the Service Charge;

                  SERVICE CHARGE YEAR: a calendar year expiring an 31 December or on such other date as shall from time to time be advised to the Tenant in writing;

                  THE TENANT: the party so described at the head of this Lease and, where the context so admits, its successors in title;

                  THE TERM: the term specified in the summary and shall include any extension or continuation whether pursuant to statute or otherwise;

                  VAT: value added tax;

                  THE YEARLY RENT: the rent reserved by Clause 3.1.




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         1.2      Words importing:-

                  1.2.1    the singular include the plural and vice versa;

                  1.2.2    one gender include all other genders.

         1.3      Unless the context requires otherwise, references:-

                  1.3.1 to persons include firms, companies and corporations and vice versa; and

                  1.3.2 to a Schedule or Clause are references respectively to a Schedule to or a Clause of this Lease.

         1.4 The summary (save as otherwise expressly provided), list of contents and headings in this Lease are included for convenience only and shall not affect its interpretation.

         1.5 Where any party to this Lease comprises two or more persons any obligations on the part of that party contained or implied in this Lease shall be deemed to be joint and several obligations on the part of those persons and references to that party shall include references to each or any of those persons.

         1.6      A reference to:-

                  1.6.1 any statute or statutory section shall be taken to include a reference to any statutory amendment, modification or re-enactment of it for the time being in force;

                  1.6.2 any statute or statutory section, or generally to statutes or legislation, shall be taken to include every instrument, order, direction, regulation, bye-law, permission, licence, consent, condition, scheme or other such matter made under or pursuant to it or them.

         1.7 Any covenant by the Tenant not to do or omit to do any act or thing shall include an obligation not to permit or suffer that act or thing to be done or omitted to be done.



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

         1.8 References to any right of the Landlord to have access to or entry upon the Premises shall be construed as extending to all persons authorized by the Landlord, and as entitling the Landlord and those persons to enter with or without plant or equipment.

         1.9 While this Lease is an underlease or subservient to a superior leasehold interest:-

                  1.9.1 where it is provided that the consent or approval of the Landlord is required, there shall be implied a requirement for the consent or approval of all superior landlords, whose discretion in deciding whether or not to give it shall be unfettered; and

                  1.9.2 any indemnity or reservation of a right in favour of the Landlord shall also be deemed to be in favour of all superior landlords.

         1.10 References to insurance moneys being irrecoverable shall be construed as meaning moneys irrecoverable for any reason whatever, including, without limitation, because any relevant insurance policy has been vitiated or because it was not practicable to effect such a policy.

         1.11     Unless the context requires otherwise, references to:-

                  1.11.1 "loss" shall be construed as including all liabilities properly incurred, all damage and loss suffered, all claims, demands, actions and proceedings made or brought, and all proper costs, disbursements and expenses incurred;

                  1.11.2 "breach" of any provision shall be construed as including any failure to observe or perform the provision in question;

                  1.11.3 "the termination of the Term" mean the termination of the Term by surrender, forfeiture, effluxion of time or by any other means whatever;

                  1.11.4 "a due proportion" mean a due and fair proportion determined from time to time by the Landlord, whose decision shall be final and binding on the Tenant in the absence of manifest error;



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                  1.11.5   "any default of the Tenant" shall be construed as
                           including any act, default or omission of the Tenant or of any undertenant or of any person on the Premises with the express or implied consent of the Tenant or any undertenant.

2        DEMISE

         2.1      TERM

                  The Landlord demises to the Tenant the Premises for the Term.

         2.2      RIGHTS GRANTED

                  The Landlord grants to the Tenant the rights set out in
                  Schedule 2, which are exercisable in common with the Landlord and all others entitled to them.

         2.3      RIGHTS EXCEPTED AND RESERVED

                  The rights set out in Schedule 3 are excepted and reserved in favour of the Landlord and all others authorized by the Landlord.

         2.4      INCUMBRANCES

                  The tenancy created by this Lease is subject to the matters referred to in Schedule 4 and the Tenant covenants to comply with all obligations arising from those matters (save as to payment of rents and so far only as the same relate to the Premises).

3        RENTS

         The following rents are reserved and payable by the Tenant to the Landlord:-


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         3.1      YEARLY RENT

                  A yearly rent of:-

                  3.1.1 from and including the Rent Commencement Date until the first Review Date Fifteen Thousand Pounds (L.15,000); and then

                  3.1.2 from and including the first Review Date for the remainder of the Term the revised yearly rent ascertained in accordance with the provisions of
                           Schedule 5,

                           such yearly rent throughout the Term being payable (if required, by bank standing order or credit transfer to a bank account nominated by the Landlord) by four equal instalments in advance on the usual quarter days in every year, the first payment in respect of the period commencing on and including the Rent Commencement Date and ending on the day before the following quarter day to be made on the Rent Commencement Date.

         3.2      INSURANCE RENT

                  On demand, by way of further rent, an amount equal to the costs and expenses (including insurance valuation fees) which the Landlord from time to time properly incurs in effecting and maintaining insurance pursuant to Clause 6.1.

         3.3      SERVICE CHARGE RENT

                  By way of further rent, the Service Charge Rent calculated and payable in accordance with the provisions of Schedule 6, the first payment of the Service Charge Rent in respect of the period from the date of this Lease to the next ensuing quarter day to be made on today's date.

         3.4      ADDITIONAL RENT

                  By way of further rent, interest and all other sums whatever payable by the Tenant to the Landlord under the provisions of this Lease.



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         3.5      VAT RENT

                  The VAT which from time to time is or may be chargeable on the other rents reserved by this Lease.

4        TENANT'S COVENANTS

         The Tenant covenants with the Landlord to comply with the following obligations throughout the Term:-

         4.1      PAYMENT OF RENTS

                  The Tenant shall pay the Rents without any deduction, set-off or counterclaim.

         4.2      INTEREST IN DEFAULT

                  Without prejudice to any other remedies of the Landlord, if any payment of the Yearly Rent is made more than 7 days after the due date for payment or any other sums payable by the Tenant to the Landlord under the provisions of this Lease is made more than 14 days after the due date for payment, the Tenant shall pay to the Landlord on demand interest calculated on a daily basis on the unpaid rents or other sums at the Prescribed Rate in respect of the period from the due date until the date when they are paid.

         4.3      OUTGOINGS

                  4.3.1 The Tenant shall pay and discharge all Outgoings payable at any time in respect of the Premises or any part of them.

                  4.3.2 The Tenant shall pay and discharge, or repay to the Landlord on demand, a due proportion of any Outgoings payable in respect of any property of which the Premises form part.



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

                  4.3.3 The Tenant shall indemnify the Landlord against any loss of void rate relief applicable to the Premises after the termination of the Term as a result of relief being allowed to the Tenant or any undertenant or other permitted occupier in respect of any period before the termination of the Term.

         4.4      VAT

                  The Tenant shall, in addition to any rents or other payments payable to the Landlord pursuant to the provisions of this Lease, upon receipt of a valid VAT invoice where applicable, pay to the Landlord any VAT chargeable on those rents and payments and on any payment by the Landlord which the Tenant is required to reimburse to the Landlord, the Tenant acknowledging that all such rents and other payments have been computed on a VAT exclusive basis.

         4.5      REPAIRS, CLEANING AND DECORATION

                  4.5.1 The Tenant shall keep the Premises in good and substantial repair and in a clean and tidy condition, except where the damage is due to any of the Insured Risks, (save to the extent that any insurance money in respect of the damage is irrecoverable as a result of any default of the Tenant).

                  4.5.2    The Tenant shall:-

                           4.5.2.1 in the year 2002 and thereafter in every third year of the Term, wash down and decorate the outside of the Premises;

                           4.5.2.2 in the year 2003 and thereafter in every fifth year of the Term, decorate the inside of the Premises; and

                           4.5.2.3 during the last year of the Term decorate both outside and inside;

                           in a good and workmanlike manner with good quality materials and (in relation to the decorating carried out pursuant to Clauses 4.5.2.1 and Clause 4.5.2.3) in such colours as the Landlord may approve (such approval not to be unreasonably withheld or delayed).

         4.6      LANDLORD'S RIGHTS OF ENTRY

                  The Tenant shall permit the Landlord at all reasonable times and on reasonable notice of not less than 48 hours (except in emergency) to enter (and if necessary, to break and enter) the Premises:-

                  4.6.1    to examine and record the condition of the Premises;

                  4.6.2 to inspect and carry out works of construction, replacement, addition, alteration, maintenance or repair to adjacent or nearby property or to Conducting Media serving the Premises or any adjacent or nearby property;

                  4.6.3 for the purpose of valuing or disposing of any interest of the Landlord or any superior landlord, including without limitation in order to place a notice for reletting or selling the Premises in such position as the Landlord reasonably determines;

                  4.6.4 to exercise any of the rights excepted and reserved by this Lease;

                  4.6.5 to remedy any breach of the Tenant's obligation in this Lease;

                  4.6.6 to comply with its obligations under this Lease or any superior leases, or for any other purpose connected with the interest of the Landlord in the Premises.

                           Provided that the Landlord shall cause as little damage and disturbance as reasonably practicable, and shall make good all damage caused to the Premises by such entry as soon as practicable.

         4.7      LANDLORD'S RIGHT TO REMEDY BREACHES OF COVENANT

                  4.7.1 The Landlord may serve on the Tenant a notice specifying any breaches of covenant or repairs for which the Tenant is responsible under the terms of this Lease and requiring the Tenant to remedy the breaches and execute repairs.



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

                  4.7.2    Clause 4.7.3 applies:-

                           4.7.2.1 if, after service of a notice by the Landlord under Clause 4.7.1:-

                                    (i)      the Tenant does not forthwith
                                             commence and then diligently
                                             proceed to remedy the breaches and
                                             execute repairs; or

                                    (ii)     having begun to remedy the breaches
                                             and carry out repairs, the Tenant
                                             does not complete the remedying of
                                             breaches and carrying out of
                                             repairs within such period as may
                                             reasonably be specified in the
                                             notice;

                           4.7.2.2  in any event, in case of emergency.

                  4.7.3 The Landlord may enter the Premises in exercise of its rights in Clause 4.6.5 in order to stop or remedy the breaches and execute repairs and the Tenant shall on demand pay to the Landlord as a debt the costs incurred in stopping and remedying the breaches of covenant and executing repairs following such entry, together with interest at the Prescribed Rate in respect of the period from the date on which the costs are incurred to the date of payment by the Tenant.

         4.8      DEFECTS IN THE PREMISES

                  As soon as the Tenant becomes aware, or ought reasonably to become aware, of any defect in the Premises the Tenant shall give the Landlord written notice of it.

         4.9      DISPOSALS

                  4.9.1 The Tenant shall not assign, hold on trust for another, underlet or charge, nor part with or share the possession or occupation of, nor grant licences or franchises to use or occupy, the whole or any part of the Premises for all or any part of the Term.



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

                  4.9.2 Notwithstanding Clause 4.9.1 and subject to compliance with the succeeding provisions of this Clause 4.9:-

                           4.9.2.1 the Tenant may with the written consent of the Landlord (which shall not be unreasonably withheld or delayed) assign, underlet or charge the whole (but not part) of the Premises;

                           4.9.2.2 the Tenant may share occupation of the Premises with a company which is a member of the same group as the Tenant (within the meaning of Section 42 of the 1954 Act):-

                                    (i)      only for so long as both companies
                                             remain members of that group; and

                                    (ii)     only in a way that does not create
                                             or transfer a legal estate; and

                                    (iii)    provided that the Tenant gives
                                             prior written notice to the
                                             Landlord of such sharing and
                                             written notice to the Landlord when
                                             such sharing ceases.

                  4.9.3 For the purposes of Section 19(lA) of the Landlord and Tenant Act 1927, the Landlord may withhold its licence to an assignment if any of the circumstances set out in Clause 4.9.4 applies and may grant such licence subject to any or all of the conditions set out in Clause 4.9.5 (but without prejudice to the Landlord's right to withhold licence in other circumstances or to grant it subject to other conditions if it would be reasonable to do so).

                  4.9.4 The circumstances referred to in Clause 4.9.3 in which the Landlord is entitled to withhold its licence to an assignment are as follows:-

                           4.9.4.1 there is at the time of the application for licence any material subsisting breach of the Tenant's obligations under this Lease;



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

                           4.9.4.2 the proposed assignee is not a person who in the Landlord's reasonable opinion is likely to be able to comply with the obligations of the Tenant under this Lease;

                           4.9.4.3 the proposed assignee is a member of the same group as the Tenant (within the meaning of Section 42 of the 1954 Act).

                  4.9.5 The conditions referred to in Clause 4.9.3 subject to which the Landlord is entitled to grant its licence to an assignment are as follows:-

                           4.9.5.1 the Tenant wishing to assign this Lease ("the outgoing tenant") enters into an authorised guarantee agreement within the meaning of the 1995 Act in respect of the performance by the assignee of the Tenant's obligations contained in this Lease, including the provisions set out in Schedule 7 but omitting paragraph 1.1.3;

                           4.9.5.2  such other persons as the Landlord
                                    reasonably requires guarantee the
                                    performance by the assignee of the Tenant's obligations contained in this Lease, including the provisions of Schedule 7 (but referring in paragraph 1.l.3 to the assignee);

                           4.9.5.3 the licence to assign shall contain a covenant by the assignee directly with the Landlord to pay the Rents and otherwise comply with the provisions of this Lease until the assignee is released from its obligations under this Lease by virtue of the 1995 Act.

                  4.9.6 Every licence for any underlease and for the assignment of any underlease shall contain a covenant by the underlessee or assignee (as the ease may be) directly with the Landlord to comply with the provisions of this Lease (save as regards the payment of the Rents but including a covenant in terms similar to this covenant) until the underlessee or assignee (as the case may be) is released from its obligations under the underlease by virtue of the 1995 Act.

                  4.9.7    Any underlease permitted by this Clause 4.9 shall:-



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

                           4.9.7.1 be at a rent not less than the full market rental at the time of the grant of the underlease (without the payment of any fine or premium or other consideration) with provision for upwards only rent reviews on the same dates and the same terms as provided for in this Lease;

                           4.9.7.2 contain a covenant in the same terms as this Clause 4.9, with such modifications as the circumstances may require (including a requirement that the prior written consent of the Landlord under this Lease be obtained to any assignment of the underlease or any sub-underletting);

                           4.9.7.3 otherwise impose covenants on the part of the parties to the underlease and other provisions in the form of the covenants and provisions contained in this Lease with such variations only as are necessary to reflect the fact that the letting is an underlease;

                           4.9.7.4 be subject to a court order excluding the provisions of Sections 24 to 28 of the 1954 Act from the tenancy created by the underlease.

                  4.9.8 The Tenant shall take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under any underlease, and shall not waive it and the Tenant shall not vary or waive the provisions of any underlease.

                  4.9.9 Within one month after any disposition the Tenant shall produce to the Landlord's solicitors a certified copy of the document giving effect to such disposition, and pay to them a registration fee of L.25.

         4.10     ALTERATIONS

                  4.10.1   The Tenant shall not:-

                           4.10.1.1 commit waste of any kind on the Premises;



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                           4.10.1.2 make any alterations or additions to the
                                    structure or exterior of the Premises or any part of them;

                           4.10.1.3 remove any parts of the Premises.

                  4.10.2 Without prejudice to the absolute prohibitions contained in Clause 4.10.1, the Tenant shall not make any other alterations or additions to the Premises unless the prior written consent of the Landlord is obtained (which consent shall not be unreasonably withheld).

                  4.10.3 The Tenant shall not install or erect or use any floodlighting at or affixed to the Premises save for such security lighting as the Landlord may approve (such approval not to be unreasonably withheld or delayed).

                  4.10.4 The Landlord may as a condition of giving any consent for alterations, additions or other works (the "Works") require the Tenant to enter into such covenants with the Landlord as the Landlord may reasonably require relating to the carrying out of the Works and as the Landlord may reasonably require relating to their reinstatement.

         4.11     TOWN PLANNING

                  4.11.1 The Tenant shall not commit any breach of planning control (that term being construed as it is used in the Planning Legislation) and shall comply with the provisions of the Planning Legislation in relation to the Premises.

                  4.11.2 The Tenant shall not apply for any planning permission under the Planning Legislation without the prior consent in writing of the Landlord.

                  4.11.3 Immediately after the grant of any planning permission in respect of the Premises the Tenant shall deliver a copy of it to the Landlord.

                  4.11.4 The Tenant shall not carry out any operations or change of use on the Premises until the Landlord has acknowledged that every necessary planning permission is acceptable to it.



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

                  4.11.5 Unless the Landlord directs otherwise in writing, the Tenant shall carry out before the termination of the Term any works required to be carried out to the Premises as a condition of any planning permission which may have been granted during the Term and implemented by the Tenant or any other person, whether or not the date by which the planning permission requires such works to be carried out falls within the Term.

         4.12     USE

                  4.12.1 The Tenant shall not use the Premises otherwise than for the Permitted Use.

                  4.12.2 The Tenant shall not do anything which may be or become or cause a nuisance or cause damage to the Landlord or any owner or occupier of any adjacent or nearby property or to the Estate or any Conducting Media.

                  4.12.3 The Tenant shall not use or occupy the Premises or any part of them:-

                           4.12.3.1 for any immoral or illegal act or purpose;

                           4.12.3.2 for any harmful, offensive, noisy,
                                    objectionable or dangerous trade, business or occupation.

                  4.12.4 The Tenant shall comply with any reasonable regulations which the Landlord may from time to time set out in relation to the Premises or the Estate as are consistent with the principles of good estate management.

         4.13     LEGISLATION

                  The Tenant shall comply in all respects with all requirements from time to time relating to the Premises and the use of them imposed by:-

                  4.13.1 any legislation, whether public or local (including without limitation directly applicable European Union law);

                  4.13.2 any government department, local authority or other public or competent authority; and

                  4.13.3   any court of competent jurisdiction;

                           whether the requirements are imposed on the Landlord or the Tenant or the occupier.

         4.14     DANGEROUS AND CONTAMINATIVE MATERIALS

                  4.14.1 The Tenant shall not keep or use in or near the Premises any dangerous, contaminative or other materials which might cause harm to any person or land without the consent of the Landlord

                  4.14.2 The Tenant shall comply with any condition which the Landlord, acting reasonably, may impose in connection with the grant of its consent pursuant to Clause 4.14.1

                  4.14.3   If there is any breach of the obligations in Clause
                           4.14.1 or Clause 4.14.2, the Tenant shall remove all trace of the material from the affected land.

         4.15     COPIES OF NOTICES

                  If the Tenant receives any notice or any order or proposal of any kind in relation to the Premises it shall:-

                  4.15.1 immediately supply a copy of the notice, order or proposal to the Landlord at the Tenant's cost;

                  4.15.2 at the Tenant's cost comply with it (unless required by the Landlord not to do so); and

                  4.15.3 if required by the Landlord (but at the cost of the Landlord except where such objections or representations are required as a result of the Tenant's default, in which case such costs shall be borne by the Tenant), make, or join with the

                           Landlord in making, such objections or
                           representations in respect of it as the Landlord may require.

         4.16     ADVERTISEMENTS

                  Save for such other notices as the Landlord may in its reasonable discretion approve the Tenant shall not display on the outside of the Premises or any part of them (or on the inside of the Premises so as to be visible from the outside of the Premises) any sign or advertisement, except a notice (the location, size and design of which has first been approved by the Landlord in writing) showing the name of the Tenant and of any permitted undertenant or other permitted occupier.

         4.17     ENCROACHMENTS

                  4.17.1 The Tenant shall not stop up, darken or obstruct any windows or lights belonging to the Premises.

                  4.17.2 The Tenant shall take all necessary steps to prevent any encroachment being made against or new easement acquired over the Premises and shall notify the Landlord immediately upon becoming aware of the making or acquisition (or attempted making or acquisition) of any such encroachment or easement.

         4.18     YIELDING UP

                  At the termination of the Term the Tenant shall yield up the
                  Premises:

                  4.18.1 with vacant possession in the state and condition required by the Tenant' covenants contained in this Lease; and

                  4.18.2 (except to the extent requested not to do so by the Landlord) fully reinstated to the condition they were in prior to the execution of any works carried out by the Tenant during or before the Term and shall make good all consequential damage to the satisfaction of the Landlord.

         4.19     FEES

                  The Tenant shall pay to the Landlord and indemnify it against all reasonable and proper costs, charges and expenses (including, without limitation, professional advisers' and bailiffs' costs and fees) incurred by the Landlord or any superior landlord:-

                  4.19.1 in or in contemplation of any proceedings under Sections 146 or 147 of the Law of Property Act 1925, including the preparation and service of notice under those sections (notwithstanding forfeiture is avoided otherwise than by relief granted by the Court);

                  4.19.2 in the preparation and service of a schedule of dilapidations at any time during or within 3 months after the Term;

                  4.19.3 in connection with any breach of covenant by, or the recovery of arrears of rent due from, the Tenant under this Lease;

                  4.19.4 in respect of any application for consent required by this Lease, whether the consent is granted or refused or given subject to any lawful qualification or condition or whether the application is withdrawn.

         4.20     INDEMNITIES

                  The Tenant shall indemnify the Landlord in respect of all loss arising as a consequence of:-

                  4.20.1   any default of the Tenant; or

                  4.20.2 any breach of the Tenant's covenants contained in this Lease.

5        LANDLORD'S COVENANTS

         5.1 Subject to the Tenant paying the rents reserved by this Lease and complying with its provisions, the Landlord shall permit the Tenant to hold the Premises peaceably and without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

         5.2 Subject to the payment by the Tenant of the Service Charge Rent, the Landlord shall use all reasonable endeavours to perform the services set out in Part 2 of Schedule 6.

         5.3 The Landlord shall pay the rent reserved by and observe and perform the covenants on the part of the Tenant and the conditions contained in a superior lease dated 20 March 1998 under which the Landlord holds its interest in the Estate except insofar as the covenants fall to be observed and performed by the Tenant by reason of the obligations on the part of the Tenant contained in this Lease.

         5.4 Upon reasonable written request and receipt of a suitable indemnity from the Tenant (or the deposit of adequate security) to use all reasonable endeavours to enforce against the tenants of other Units a covenant entered into by such Tenant a breach of which would cause a nuisance to the Tenant or otherwise materially interfere with the Tenant's business.

6        INSURANCE

         6.1      LANDLORD TO INSURE

                  6.1.1 Subject to any excesses, exclusions or limitations required by the insurers, and to the provisions of Clause 6.1.2, the Landlord shall insure and maintain insurance against:-

                           6.1.1.1 loss or damage to the Premises by the Insured Risks and such other risks as the Landlord may from time to time reasonably determine, for the following sums:-

                           (i) the full reinstatement cost of the Premises including, without limitation, architects', surveyors' and other professional fees and incidental expenses, the cost of shoring up, demolition and site clearance and similar expenses, and VAT on all the above;

                           (ii) loss of the Yearly Rent from time to time for 3 years;


                  6.1.1.2 property owner's, employer's and public liability of the Landlord arising out of or in connection with any matter relating to the Premises.

         6.1.2 The Landlord shall not be obliged to insure pursuant to Clause 6.1.1:-

                  6.1.2.1  any tenant's trade fixtures and fittings; and

                  6.1.2.2 to the extent that insurance is vitiated or is unobtainable by reason of any default of the Tenant.

         6.2      EVIDENCE OF INSURANCE

                  At the reasonable request of the Tenant the Landlord shall produce evidence of the insurances effected pursuant to Clause
                  6.1 and of the payment of the last premium.

         6.3      RENT SUSPENSION

                  If:-

         6.3.1 the Premises or any part of them (other than tenant's trade fixtures and fittings) are destroyed or damaged by any of the Insured Risks and so become unfit for occupation and use or if the Premises are rendered inaccessible due to damage or destruction arising from subsidence to the bridge on the Estate shown shaded in green on the Plan ("the Bridge"); and

         6.3.2 the insurance moneys are not rendered irrecoverable in whole or in part as a result of any default of the Tenant,

                  then (subject to any excesses, exclusions or limitations on the insurance against the loss of Yearly Rent effected by the Landlord) the Yearly Rent, or a fair proportion of it according to the nature and the extent of the damage sustained, shall be suspended until the Premises are fit for occupation and use or until the damage to the Bridge has been remedied so as to restore access to the Premises, if earlier, until the monies received by the Landlord in respect of loss of rent insurance are exhausted. Any dispute regarding the suspension of rent shall be determined by the Independent Surveyor acting as an expert and not an arbitrator.

6.4      REINSTATEMENT

         6.4.1 If the Premises or any part of them are destroyed or damaged by any of the Insured Risks then, subject to Clauses 6.4.2 and 6.4.3, the Landlord shall as soon as reasonably practicable use all monies paid by the insurers in respect of the Premises (excluding sums in respect of loss of rent) in rebuilding, repairing or otherwise reinstating the Premises.

         6.4.2 If the insurance moneys are rendered irrecoverable in whole or in part as a result of any default of the Tenant or if in respect of any damage by Insured Risk excess is applicable which the insurers are not liable to pay out on the insurance claim:-

                  6.4.2.1 the Tenant shall pay to the Landlord on demand the amount irrecoverable as a result of the default of the Tenant and/or (as the case may be) the amount of the excess not payable by the insurers; and

                  6.4.2.2 the Landlord shall not be obliged to comply with its obligations under Clause 6.4.1 unless and until the Tenant complies with Clause 6.4.2.1,

         6.4.3 The Landlord shall not be obliged to comply with its obligations under Clause 6.4.1 unless and until it is able to obtain any consents necessary to enable it to do so, or if it is otherwise prevented from doing so by any other circumstance beyond its reasonable control.

         6.4.4 If the damage or destruction caused by an Insured Risk has not been made good by the expiry of 3 years from its occurrence so that the Premises or any part of them are still unfit for occupation and use, then the Landlord or the Tenant may at any time thereafter by not less than 2 months' notice served on the other terminate this Lease, so that on the expiry of that notice:-

                  6.4.4.1 the Term will come to an end, but without prejudice to any rights that either party may have against the other in respect of any previous breach of the provisions of this Lease, and


                  6.4.4.2 all insurance monies payable under any such insurance policy or policies (other than sums received in respect of loss of rent) shall belong to the Landlord absolutely.


6.5      INSURERS' REQUIREMENTS

                  The Tenant shall not do anything which may prejudice any insurance policy in respect of the Premises or any adjacent or nearby property, or cause the rate of premium under such insurance to be increased, and the Tenant will at all times comply with all requirements of the insurers.

6.6      FIRE PRECAUTIONS

         6.6.1    The Tenant shall:-

                  keep the Premises supplied with such fire-fighting equipment as the insurers and the competent fire authority and the Landlord may require and maintain that equipment to the satisfaction of all those persons; and

                  6.6.2 not store inflammable, explosive or otherwise dangerous substances or goods at the Premises or obstruct the access to any fire equipment or the means of escape from or over the Premises.

         6.7      NOTICE BY TENANT

                  As soon as any damage caused by any of the Insured Risks occurs, and as soon as there comes to the attention, or there ought reasonably to come to the attention, of the Tenant any occurrence which might affect any insurance policy relating to the Premises or any adjacent or nearby property, the Tenant shall forthwith give notice of the occurrence to the Landlord.

         6.8      NO OTHER INSURANCE TO BE EFFECTED BY TENANT

                  The Tenant shall not effect any insurance over the Premises in respect of any of the Insured Risks.

7        GENERAL PROVISIONS

                  It is agreed and declared as follows:-

         7.1      FORFEITURE


                  7.1.1 Without prejudice to any other remedies of the Landlord and any rights it may have against the Tenant in respect of any breach of the provisions of this Lease, if any one or more of the events listed in Clause 7.1.2 occurs the Landlord may re-enter the Premises or any part of them in the name of the whole (even if any previous right of re-entry has been waived), and the Term will then cease.

                  7.1.2 The events referred to in Clause 7.1.1 are as follows:-

                           7.1.2.1 the rents reserved by this Lease or any part of them being in arrears for 21 days after becoming due (whether legally demanded or not); or

                  7.1.2.2 the Tenant at any time being in breach of any of the provisions of this Lease; or

                  7.1.2.3  the Tenant:-

                           (i)      becoming bankrupt; or

                           (ii)     becoming subject to an interim order under
                                    Section 252 of the Insolvency Act 1986; or

                           (iii) becoming subject to a voluntary arrangement as defined in Section 253 of the Insolvency Act 1986; or

                           (iv)     having an interim receiver appointed under
                                    Section 226 of the Insolvency Act 1986; or

                           (v) becoming subject to a winding up, either by the Court or voluntarily (except for the purpose of reconstruction or amalgamation not involving any reduction of capital); or

                           (vi) having a receiver or administrative receiver appointed in respect of the whole or any part of its assets or undertaking; or

                           (vii) becoming subject to a proposal for a voluntary arrangement; or

                           (viii) having made against it a petition for the appointment of an administrator, or

                           (ix) being struck off the register of companies under Section 652 of the Companies Act 1985; or

                           (x) having any distress or process of execution levied on its goods; or

                           (xi) being the subject of any proceedings or events analogous to those referred to in paragraphs (i) to (x) above in any other jurisdiction.


         7.2      NO WARRANTY AS TO PLANNING

                  Nothing in this Lease shall be deemed to constitute any warranty by the Landlord that the Premises or any part of them are authorized under the Planning Legislation or otherwise for use for any specific purpose.

         7.3      NOTICES

                  Section 196 of the Law of Property Act 1925 shall apply to any notice to be served on any of the parties under the terms of or in connection with this Lease as if the notice were a notice authorised by those Acts.

         7.4      BREAK CLAUSE

                  7.4.1 The Tenant may determine this lease on 23 July 2003 or 23 July 2008 by serving on the Landlord not less than 6 months' prior written notice to that effect.

                  7.4.2 This Lease shall only determine as a result of notice served by the Tenant under Clause 7.4.1 if:-

                           7.4.2.1 that notice has been served strictly in accordance with that clause;

                           7.4.2.2 on the intended date of determination the Tenant gives vacant possession of the Premises to the Landlord;

                           7.4.2.3 on the intended date of determine of the Tenant has paid the Yearly Rents;

                           7.4.2.4  on or before the intended date of
                                    determination the Tenant pays to the
                                    Landlord in addition to the other sums
                                    payable under this Lease a sum equal to
                                    three months' of the Yearly Rent payable on the date of determination.

                  7.4.3 The Landlord may in its absolute discretion waive compliance with all or any of the conditions set out in Clause 7.4.

                  7.4.4 If the provisions of this Clause 7.4 are complied with then upon the date specified in Clause 7.4.1 this Lease shall determine but without prejudice to any right of action of the Landlord in respect of any previous breach by the Tenant of this Lease.


                  7.4.5    Time is of the essence in respect of this Clause 7.4.


                  7.4.6    Any notice of determination served under this Clause
                           7.4 shall be irrevocable.


                  7.4.7 On the intended date of determination the Tenant shall send to the Landlord the original of this Lease and any other title documents to the Premises but it is expressly acknowledged that any failure to comply with this obligation does not affect determination of this Lease.


         7.5      SEVERABILITY


                  Each covenant and provision in this Lease shall be construed as separate and independent so that in the event of any invalidity, illegality or unenforceability of any covenant or provision the remainder of the covenants and provisions in this Lease shall not be affected.


         7.6      CERTIFICATE FOR STAMP DUTY


                  The parties certify that there is no agreement for lease to which this Lease gives effect.

         7.7      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999


                  No term of this Lease may be enforced solely by virtue of
                  section 1 Contracts (Rights of Third Parties) Act 1999.

         Executed as a deed and delivered on the date set out at the head of this Lease.


                                   SCHEDULE 1

                                  THE PREMISES


         The land with the building erected on it known as Unit E1, Brookside Business Park, Greengate, Chadderton, shown edged red for identification purposes only on the plan annexed to this Lease, including, without limitation, the Landlord's fixtures, fittings, plant, machinery, apparatus and equipment now or at any time after the date of this Lease in or on that land, and all additions, alterations and improvements to that land carried out pursuant to the terms of this Lease.

                                   SCHEDULE 2

                                 RIGHTS GRANTED


         1 The right in common with the Landlord and all others similarly entitled to pass and repass at all times and for all purposes connected with the use and enjoyment of the Premises over the estate roads and accessways' within the Common Parts provided always that the accessways shall be used only for the purpose of obtaining access to and egress from the Car Parking Spaces.

         2 The right in common with the Landlord and all other similarly entitled to pass and repass at all times and for all purposes connected with the use and enjoyment of the Premises on foot only along the pavements forming part of the Common Part

         3 The right of free passage of water steam soil air gas electricity and telephone communications from and to any part of the Premises through the Conducting Media commonly used for those purposes which are now or may in the future during the period of 80 years after the date of this Lease be in upon or under the Estate.

         4 With the consent of the Landlord (except in emergency) (such consent not to be unreasonably withheld or delayed) the right to enter the Estate and adjacent units with or without agents workmen and others and with or without necessary appliances and materials at all times and to erect scaffolding for the purposes of maintaining repairing and cleansing the Premises causing as little damage and disturbance as possible the Tenant making good all damage that is caused to the retained land and/or adjacent units.

                                   SCHEDULE 3

                          RIGHTS EXCEPTED AND RESERVED


         1 The right of free passage of water steam soil air gas electricity and telephone communications from and to the Estate through the Conducting Media commonly used for those purposes which are now or may in the future during the period of 80 years after the date of this Lease be in upon or under the Premises.

         2 With the consent of the Tenant (not to be unreasonably withheld) the right to enter the Premises with or without agents workmen and others and with or without necessary appliances and materials at reasonable times for the purposes of connecting into the Conducting Media and the services referred to in paragraph 1 of this schedule and also for the purposes of repairing maintaining testing cleansing and if necessary renewing such services causing as little damage and disturbance as possible to the Tenant and making compensation for all damage that is done.


                                   SCHEDULE 4

                                  INCUMBRANCES


         The matters contained or referred to in the Property and Charges Registers of the Landlord's leasehold title registered at H.M. Land Registry under title number GM 783329.


                                   SCHEDULE 5

                            REVIEW OF THE YEARLY RENT

1        RENT REVIEW


                  It is agreed that at each Review Date the Yearly Rent shall be reviewed so that on and after each Review date the Yearly Rent shall be the greater of:-

         1.1 the Yearly Rent payable immediately before the Review Date in question; and

         1.2 the Open Market Rent as at that Review Date, as defined in this Schedule, and as agreed between the parties (or determined by the Independent Surveyor in the absence of agreement between the parties, as provided below).

2        OPEN MARKET RENT

         2.1 The Open Market Rent shall be the best yearly rent at which the Premises might be expected to be let in the open market:-

                  2.1.1 for a term commencing on the relevant Review Date and of a length equal to the unexpired residue of the contractual term of this Lease as the relevant Review Date or 10 years (whichever is longer);

                  2.1.2    as between a willing landlord and a willing tenant;

                  2.1.3    without the landlord taking a fine or premium;

                  2.1.4    as a whole;

                  2.1.5    with vacant possession;

                  2.1.6    upon the assumptions set out in paragraph 2.2;

                  2.1.7    disregarding the matters set out in paragraph 2.3;

                  2.1.8 by a lease in the same terms in all other respects as this Lease (save as to the amount of the Yearly Rent and any rent free period allowed to the Tenant, but including provisions for review of rent at the same intervals and on the same terms as those of this Lease).

         2.2      It shall be assumed that at the relevant Review Date:-

                  2.2.1 the Premises are ready fit and available for immediate occupation and use for the purpose or purposes required by the willing tenant referred to in paragraph 2.1.2, and that all the services required for such occupation and use are connected to the Premises;

                  2.2.2 no work has been carried out to the Premises by the Tenant or by any undertenant or any of their predecessors during the Term which has diminished the rental value of the Premises;

                  2.2.3 if the Premises have been destroyed or damaged, they have been fully restored;

                  2.2.4    the Premises are in good and substantial repair;

                  2.2.5 the covenants contained in this Lease on the part of the Landlord and the Tenant have been fully observed and performed;

                  2.2.6 no rent free or concessionary rental period would be allowed to the willing tenant by the Landlord to compensate for lack of use of the Premises during any period in which fitting out works would be carried out and that the rent would not be discounted to reflect the absence of such a period.

         2.3      There shall be disregarded:-

                  2.3.1 any effect on rent of the fact that the Tenant or any undertenant or their respective predecessors in title have been in occupation of the Premises;

                  2.3.2 any goodwill attached to the Premises by reason of the carrying on there of the business of the Tenant or any undertenant or their predecessors in title in their respective businesses;

                  2.3.3 any effect on rent of any improvements to the Premises made with the Landlord's consent (where required) by the Tenant or any undertenant, except improvements carried out in pursuance of an obligation to the Landlord or at the Landlord's expense;

3        DETERMINATION BY THIRD PARTY

         3.1 In the absence of agreement between the parties on the revised Yearly Rent the question shall at the request of either of them as soon as practicable be referred to the decision of the Independent Surveyor, acting as an arbitrator.

         3.2 The decision of the Independent Surveyor (including any decision as to the costs of his determination) shall be final and binding on both parties.

         3.3 If before issuing his decision the Independent Surveyor dies or is unable or unwilling to act then either party may apply to the President for a substitute to be appointed in his place.

         3.4 The Tenant shall supply to the Landlord such information as the Landlord may reasonably require and shall allow the Landlord and its valuers and the Independent Surveyor access to the Premises on giving not less than 24 hours' prior written notice for the purpose of assessing the Open Market Rent or otherwise giving effect to this Schedule 5.

4        WHERE THE REVIEW DATE IS NOT A QUARTER DAY

         If the Yearly Rent payable after any Review Date is ascertained by that date and that date is not a quarter day the Tenant shall on that Review Date pay to the Landlord the amount by which one quarter's Yearly Rent at the rate payable on the immediately preceding quarter day is less than one quarter's Yearly Rent at the rate of the revised Yearly Rent apportioned on a daily basis for that part of the quarter during which the revised Yearly Rent is payable.

5        DELAY IN ASCERTAINMENT OF REVISED YEARLY RENT

         5.1 If the Yearly Rent payable after any Review Date has not been ascertained by that date:-

         5.1.1 the Yearly Rent payable immediately before the Review Date shall continue to be paid until the revised Yearly Rent has been ascertained the payments being on account of the Yearly Rent due after the Review Date; and

         5.1.2 within 14 days after the date when the revised Yearly Rent is ascertained the Tenant shall pay to the Landlord:-

                  5.1.2.1 any shortfall between the Yearly Rent which would have been paid on the Review Date and any subsequent quarter days if the revised Yearly Rent had been ascertained on or before the relevant Review Date and the payments made by the Tenant on account; and

                  5.1.2.2 interest at 3 per cent below the Prescribed Rate in respect of each instalment of the Yearly Rent due on or after the relevant Review Date, on the amount by which each such instalment which would have been payable on the relevant Review Date or such quarter day if the revised Yearly Rent had been ascertained on or before the relevant Review Date exceeds the amount paid on account, and such interest shall be payable for the period from the date upon which the instalment was due up to the date of payment of the shortfall.

6        RENT RESTRICTIONS

         If on any Review Date there is in force any statutory restriction on the amount of the Yearly Rent or on a review of it, the Landlord may upon any modification or removal of that restriction serve on the Tenant a notice to the effect that on the day following the modification or removal there shall be a Review Date (and the provisions of this Schedule shall then apply to that Review Date), but without prejudice to the review due on the immediately following Review Date.

7        RENT REVIEW MEMORANDUM


         The Landlord and Tenant shall within 28 days of its ascertainment at their joint expense sign and exchange a memorandum recording the revised Yearly Rent.

                                   SCHEDULE 6

                            SERVICE CHARGE PROVISIONS

                                     PART 1

                              OPERATIVE PROVISIONS


1 The Tenant shall pay to the Landlord the Service Charge Rent as provided by this Part l.


2 The Service Charge Rent shall be payable by four equal preliminary payments in advance on the usual quarter days in every year, each of such preliminary payments being such sum as the Landlord shall in its reasonable discretion demand, being one quarter of the anticipated annual Service Charge Rent for the current year (and so in proportion for any part of the year) as adjusted under paragraph 3.

3 The Landlord shall as soon as practicable after the end of each Service Charge Year submit to the Tenant a statement duly certified by the Landlord's surveyor giving full details of the Service Charge for that Service Charge Year and if the Service Charge Rent shall be more or less than the total of the four preliminary payments (or the grossed-up yearly equivalent of such payments if made for any period of less than a year) then any sum due to or payable by the Landlord by way of adjustment in respect of the Service Charge Rent shall forthwith be paid by the Tenant or credited against the Tenant's future Service Charge Rent liabilities as the case may be.

4 The expression the Service Charge Percentage shall mean in relation to the Service



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         Charge the proportion which is attributable to the Premises as determined by the Landlord in its reasonable discretion calculated primarily on a comparison of the area of the buildings on the Premises with the areas of the buildings on the Estate let or capable of being let by the Landlord, provided that in the event of such calculation being inappropriate having regard to the nature of the expenditure incurred or the parts of the Estate benefited by it or otherwise the Landlord shall be at liberty in its reasonable discretion to adopt such other method of calculation of the Service Charge Percentage as shall be fair and reasonable in the circumstances (including if appropriate the attribution of the whole of such expenditure to the Premises).

5 In no event shall the Service Charge Percentage be increased or altered by reason that at any relevant time any part of the Estate may be vacant or be occupied by the Landlord or that any tenant or other occupier of another part of the Estate may default in payment of its percentage of the Service Charge.

6 The Tenant shall not be entitled to object to the Service Charge Rent (or any item comprised in it) on any of the following grounds:-

         6.1 the inclusion in the following year of any item of expenditure or liability omitted in good faith from the Service Charge for the preceding year;

         6.2 an item of Service Charge included at a proper cost might have been provided or performed at lower cost;

         6.3 the manner in which the Landlord exercises its discretion in providing services so long as the Landlord acts in good faith and in accordance with the principles of good estate management.

7 In the event that the Landlord shall be required during any year of the Term to incur heavy or exceptional expenditure which forms part of the Service Charge the Landlord shall be entitled to recover from the Tenant the Service Charge Percentage of that expenditure on the quarter day next following.



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                                     PART 2

                     SERVICES TO BE PROVIDED BY THE LANDLORD


1 The maintenance, amendment, repair, renewal, cleansing, decorating, painting and otherwise keeping in good and substantial condition of the Common Parts, provided that the Landlord shall not be liable to the Tenant for any defects or want of repair unless the Landlord has had notice of them.

2 The repair, renewal, replacement, cleansing and maintenance in good working order and repair of the equipment, apparatus and appliances (if any) in the Common Parts including (without prejudice to the generality of the foregoing) the Conducting Media, meters, the water systems, tanks and reservoirs, barriers, the electrical installation and light fittings and the hose reels and other fire fighting appliances of the Common Parts which the Landlord may reasonably deem desirable or is required to provide by statute or local authority regulations or by its insurers.

3        Keeping the Common Parts adequately lighted.

4 Grassing and tending and keeping tidy and planting with such flora, trees and shrubs as the Landlord shall reasonably deem to be appropriate the landscaped areas on the Estate where not included in any demise to individual tenants or occupiers.

         PROVIDED ALWAYS that the Landlord may from time to time withhold, add to, extend, vary or make any alterations in the rendering of the said services or any of them as the Landlord deems desirable so to do in the interests of good estate management.

                                     PART 3

                               COSTS AND EXPENSES


The charges and expenses comprised in the Service Charge are as follows:-

1 The cost of providing and performing the services specified in Part 2 of this Schedule 6.



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2        All Outgoings payable by the Landlord in respect of the Common Parts except insofar as the Tenant or any other occupier of the Estate may be liable for the same under the terms of this Lease or its lease or occupation.

3 Insurance premiums in respect of the insurance of the Common Parts and for third party and public liability and any other risks relating to the management of the Estate and the provision of services to it in so far as such premiums are not included in the insurance rent reserved by Clause 3.2.

4 The cost of taking all steps deemed desirable or expedient by the Landlord for complying with, making representations against or otherwise contesting the incidence of the provisions of any legislation concerning town planning, public health, highways, streets, drainage or other matters relating or alleged to relate to the Estate for which the Tenant is not directly liable under this Lease.

5 The cost of enforcing or attempting to enforce against any owner or occupier of adjoining or neighbouring premises the payment of any contribution towards anything used in common with the Estate.

6 The cost of operating, maintaining, testing, repairing, modifying or renewing a fire alarm system for the Common Parts (including where appropriate a direct link with the fire brigade), and in addition fire fighting equipment in and for the Common Parts.

7 The cost of complying with the obligations pursuant to the matters set out or referred to in Schedule 4 where those obligations fall on the Landlord.

8 A fair and reasonable contribution towards the expense of repairing, renewing and maintaining all sewers, drains, pipes, watercourses, Estate nameboard or other conveniences which may belong to or be used by the occupiers of the Estate in common with other premises near or adjoining it and not forming part of the Premises.

9 Such costs (if any) of the provision of staff for the efficient management of the Estate including, but not limited to wages, insurance, health, pension and other payments and all other expenditure relating to such employment and the supplying of uniforms, equipment and any necessary accommodation for such staff.

10 The cost of providing, maintaining and renewing name boards and signs at the entrances and other parts of the Estate.

11 The cost of providing and maintaining any receptacles for refuse for the Estate and the cost of collecting, storing and disposing of refuse.

12 The cost of executing any works as are or at any time during the Term shall, under or by virtue of any enactment for the time being in force or by any local or other competent authority, be directed or required to be done or executed in respect of the Estate and for which none of the occupiers of the Estate is liable.

13 The proper and reasonable fees of the Landlord and/or the Landlord's agents in respect of the general supervision and management of the Estate.

14 Bank charges and interest on proper overdrawings in respect of any separate bank account maintained by the Landlord or its agents for discharging expenditure comprised within the Service Charge after giving credit for any interest earned (net of any tax).

15 (If the Landlord so desires) the establishment and maintenance of a reserve fund based on the principles of good estate management to cover prospective and contingent costs of carrying out works, repairs and other items referred to in this Part 3 to the intent (so far as may reasonably be practicable) that the charge for such items made to the Tenant and other tenants and occupiers of the Estate shall be progressive and cumulative rather than irregular.

16 The costs of providing any other service or amenity or matter which the Landlord in its reasonable discretion shall think proper for the better and more efficient management and/or use of the Estate and the Common Parts or for the comfort and convenience of the generality of the tenants and their agents, servants and invitees visiting the Estate.




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






17 VAT payable in respect of any of the charges and expenses referred to in the other paragraphs of this Part 3.

         PROVIDED THAT the costs of any remedial works necessary on the Estate in relation to defective surface water drainage and damage caused by sub-terranean streams and in connection with any methane gas escape or build-up will not be recoverable from the Tenant under the provisions of this Lease or otherwise.



                                   SCHEDULE 7

                                     SURETY


1        SURETY'S GUARANTEE

         1.1 The Surety, as primary obligor (and not merely as guarantor), covenants with and guarantees to the Landlord (until such time as the Tenant is released from its covenants pursuant to the 1995 Act):-

                  1.1.1 that the Tenant will pay the rents reserved by this Lease and comply with all its provisions; and

                  1.1.2 to indemnify the Landlord against, and pay on demand and make good to the Landlord, all loss sustained by the Landlord as a result of any breach by the Tenant of the provisions of this Lease; and

                  1.1.3 that the Tenant will comply with the provisions of any authorised guarantee agreement which it gives with respect to the performance by an assignee of this Lease of the obligations of the tenant contained in this Lease.

         1.2 The Surety's obligations contained in paragraph 1.1 shall apply notwithstanding and shall not be released or affected by:-



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





                  1.2.1 any neglect or forbearance of the Landlord in endeavouring to obtain payment of the rents reserved by this Lease as and when they become due; or

                  1.2.2 any failure or delay of the Landlord in taking proceedings or any other steps to enforce compliance with the provisions of this Lease by the Tenant or the Surety; or

                  1.2.3 any time which may be given by the Landlord to the Tenant or the Surety; or

                  1.2.4 any other act or omission, matter or thing which, but for this paragraph 1.2, would cause the Surety's obligations under paragraph 1.1 to be released wholly or in part other than a release given under seal by the Landlord.

         1.3      DISCLAIMER

                  1.3.1    The Surety covenants with the Landlord that if:-

                           1.3.1.1 the Tenant becomes bankrupt or (if it is a limited company) goes into liquidation; and


                           1.3.1.2 its trustee in bankruptcy or its liquidator disclaims this Lease; and


                           1.3.1.3  within 3 months of the date of the
                                    disclaimer the Landlord by written notice requires the Surety to accept a lease of the Premises for a term equal to the residue of the Term unexpired at the date of the disclaimer, at the same rent and subject to the same covenants and conditions as are contained in this Lease, then the Surety shall accept such a lease, to take effect from the date of the disclaimer, and shall execute and deliver to the Landlord a counterpart of it, and shall pay all the Landlord's reasonable costs with VAT on them incurred in preparing and completing such lease.


                  1.3.2 The Surety covenants with the Landlord that if the Tenant fails to comply with any obligation contained in an authorised guarantee agreement to enter into a new




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
                           tenancy of the Premises following disclaimer of this Lease, the Surety shall comply with that obligation as if it were the Tenant upon being required to do so by written notice from the Landlord.


INDUSTRIAL PROPERTY                 )
INVESTMENT FUND acting by its       )
General Partner LEGAL & GENERAL     )
PROPERTY PARTNERS                   )
(INDUSTRIAL FUND) LIMITED           )
whose COMMON SEAL was hereunto      )
affixed in the presence of:         )


     /s/ Authorised signatory                         /s/ Authorised Signatory


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